UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 18, 2005

                                SPO MEDICAL INC.
             (Exact name of registrant as specified in its charter)



          Delaware                    0-11772                 25-1411971
 ---------------------------   ----------------------        ------------
(State or other jurisdiction  (Commission File Number)      (IRS Employer
     of incorporation)                                     Identification No.)


    21860 Burbank Blvd., North Building, Suite 380, Woodland Hills, CA 91367
          (Address of principal executive offices, including Zip Code)

                                  818-888-4380
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      On May 18, 2005, SPO Medical Inc. (the "Company") entered into an employment agreement with Michael Braunold, pursuant to which he will serve as the Company's Chief Executive Officer and President. On such date, Mr. Braunold and SPO Medical Equipment Ltd., the wholly-owned subsidiary of the Company ("SPO Ltd."), entered into an employment agreement pursuant to which Mr. Braunold serves as SPO Ltd.'s Chief Executive Officer.

      Each of the agreements with the Company and SPO Ltd. has an initial term of three years commencing on the date of the agreement and is automatically renewable for successive two year terms unless the Company or Mr. Braunold indicates in writing, upon 90 days prior to the scheduled termination of the initial term or any renewal term, that it does not intend to renew the agreement. Mr. Braunold will be paid a monthly salary of $13,250 under the agreement with SPO Ltd. Mr. Braunold is not entitled to a salary under the agreement with the Company but will be granted options under the Company's 2005 Equity Incentive Plan to purchase a number of shares of the Company's common stock to be agreed upon by the Company and Mr. Braunold. The agreements may be terminated by Mr. Braunold for any reason on 60 days written notice to the Company or for Good Reason (as defined in the employment agreement) or by the Company for Just Cause (as defined in the employment agreement) or for any other reason. In the event of a termination by Mr. Braunold for Good Reason or by the Company for any reason other than Just Cause, the Company shall pay Mr. Braunold an amount equal to (i) if such termination occurs during the initial term of the agreement, the base salary then payable, if any, for the longer of (a) the period from the date of such termination to the end of the Initial Term as if the agreement had not been so terminated and (b) twelve months and (ii) if such termination occurs after the initial term, the base salary then payable, if any, for a period of twelve months as if the agreement had not been so terminated.

      Additionally, on May 18, 2005, the Company entered into an employment agreement with Richard H. Ryan pursuant to which Mr. Ryan will serve as the Company's Chief Operating Officer for a period beginning on May 18, 2005 and ending on the earlier of: (i) Mr. Ryan's death or disability, (ii) termination by the Company without cause upon 90 days written notice during the first year of the agreement and thereafter upon six months (or payment in lieu thereof);
(iii) termination by Mr. Ryan without cause upon 60 days written notice; (iv) termination of Mr. Ryan with cause or (v) two (2) years from the date of the agreement.

      In consideration of his service under the agreement, Mr. Ryan will (i) be paid a monthly salary of $8,334, (ii) be granted an option to purchase 200,000 shares of the Company's common stock, vesting over two years from the date of grant and (iii) be entitled to a bonus based on the amount of the Company's net sales during the first year of the agreement.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of business acquired.

None.

(b) Pro forma financial information.

None.

(c) Exhibits:

None.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  May 24, 2005        SPO MEDICAL INC.

                            By: /s/ Michael Braunold
                                -----------------------------
                                Michael Braunold
                                Chief Executive Officer




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